UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 17, 2014, The Mosaic Company (“Mosaic”) purchased an aggregate of 5,774,070 shares, consisting of outstanding Class A Common Stock, Series A-2, and Class A Common Stock, Series A-3 (the “Shares”). The purchase price was $47.62 per share, resulting in a total purchase price of $274,961,213.40 for the Shares.

This repurchase was made pursuant to one of the Share Repurchase Agreements dated February 14, 2014, with Cargill family member trusts as previously reported in Mosaic’s Transition Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the transition period from June 1, 2013 to December 31, 2013 (the “10-K Report”).

On March 17, 2014, Mosaic completed its acquisition (the “Closing”) of the Florida phosphate assets and assumption of certain related liabilities of CF Industries, Inc. (“CF Industries”) pursuant to the Asset Purchase Agreement with CF Industries as previously reported in Mosaic’s Current Report on Form 8-K filed with the SEC on October 29, 2013 and the 10-K Report. Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of Mosaic’s press release relating to the Closing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibit furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: March 18, 2014	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 17, 2014, of The Mosaic Company regarding its completion of the acquisition of CF Industries’ phosphate business